Exhibit 10.44

INTELLECTUAL PROPERTY AND CONFIDENTIALITY AGREEMENT

This Intellectual Property and Confidentiality Agreement (“Agreement”) by and between GSE Lining Technology, LLC., or any of its divisions, subsidiaries or affiliates (referred to collectively as “GSE” and Gregg Taylor (“Employee”), shall be effective as of the 24 day of May, 2010.

Employee acknowledges ‘and agrees that GSE is engaged in the research, development, manufacture, and sale of quality barrier systems, products and services, used to contain hazardous and non-hazardous wastes in the United States and throughout the world (hereinafter collectively referred to as the “Company’s Business”);

Employee acknowledges and agrees that Employee’s employment and the compensation paid to Employee is dependent upon GSE’s earnings and profits which depend in large part on GSE’s ownership, use, and possession of certain confidential information relating to the Company’s Business and the business goodwill GSE has built up with its customers;

Employee also acknowledges and agrees that Employee has agreed never to disclose GSE’s trade secrets and/or confidential information to a third party without prior written consent of GSE in return for GSE’s agreement to provide Employee with its confidential information, specialized training, and experience; and

GSE is willing to employ Employee on the terms and conditions provided in this Agreement and Employee desires to be employed by GSE on the terms and conditions provided in this Agreement;

THEREFORE, in consideration of (a) the mutual agreements contained herein, (b) the disclosure of confidential information by GSE based on Employee’s promise not to disclose such information, (c) the training and experience to be made available to the Employee by GSE, (d) the salary to be paid by GSE, (e) the support services and facilities provided to Employee, and (f) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GSE and Employee agree as follows:

1.                                       Employment.  GSE hereby agrees to employ Employee or continue to employ Employee in the position held as of the date of this Agreement, and in such other position(s) and other location(s) to which Employee may be assigned by GSE, and Employee hereby agrees to serve GSE upon the terms and conditions set forth in this Agreement. Employee agrees that this Agreement does not in any way affect Employee’s status as an at-will employee with GSE. As an at-will employee, GSE, at its sole discretion, may terminate Employee for any reason at any time, likewise Employee may terminate Employee’s employment with GSE at any time for any reason.

2.                                       Time and Efforts Devoted.  Employee, shall, during employment by GSE, devote all of Employee’s business time, energy and best efforts to the Company’s Business and affairs of GSE, and shall not undertake any planning for or organization of any business activity competitive to GSE. Employee also agrees not to combine or conspire with other employees of GSE for the purpose of organization of any such competitive business activity.

3.                                       Access to Confidential Information.  Employee acknowledges and agrees that as a necessary function of Employee’s employment, Employee will have access to, utilize, receive, develop or otherwise acquire various kinds of business and technical information relating to the Company’s Business that is of a confidential nature to GSE, whether or not such information is specifically labeled as “confidential”.

Employee agrees that such confidential information, includes for example: company forecasts/plans, policies, objectives and strategies; quality control standards; engineering and manufacturing drawings; engineering projects; test reports, methods and equipment; manufacturing procedures and tolerances; customer names and information; data utilized to formulate customer bids; business referral, supplier, and customer lists; pricing information; computer and information systems(including software which may include, for example, source code, object code, documentation and flow charts); unpublished works of any nature whether or not copyrightable; business plans; how to operate and repair GSE’s equipment; GSE’s research and/or development materials relating to the Company’s Business; models and prototypes of products; information contained in pending patent applications; inventions, technical improvements and ideas; and all other information and knowledge in whatever form used in management, engineering, manufacturing, marketing, purchasing, finance, operations, and any compilation of such information and all other similar information that is not available to those outside of GSE, (hereinafter collectively referred to as “Confidential Information”).

Employee acknowledges and agrees that this Confidential Information is owned by and commercially beneficial to GSE. Employee also understands that Employee will occupy a position of confidence and trust with respect to GSE’s Confidential Information during Employee’s employment.

Employee acknowledges and agrees that such Confidential Information is not known outside of GSE, that GSE has taken measures to guard the secrecy of its Confidential Information, that such information is extremely valuable and an essential asset of the Company’s Business and that such information, if disclosed to a third party, would cause irreparable harm to GSE.

Accordingly, Employee agrees that, during Employee’s employment with GSE and after any termination for whatever reason, Employee will not disclose or use, directly or indirectly, or authorize or permit anyone under Employee’s direction to disclose to anyone, any Confidential Information of GSE that Employee obtains during the course of Employee’s employment relating to or otherwise concerning the business of GSE whether or not acquired, originated or developed in whole or in part by Employee. Further, Employee agrees that after termination of employment, Employee will not collect pieces of information from several sources and compile them together in any manner in an attempt to circumvent a violation of Employee’s confidential obligations to GSE.

4.                                       Undue Hardship and Waiver.  Employee agrees that the obligations and restrictions Employee assumes herein should not constitute a handicap to securing further employment after termination.

5.                                       Conflict of Interest.  Employee also agrees that, during Employee’s employment by GSE, Employee will not work for, consult for, plan for, nor will Employee organize, support, own debt of or stock (other than stock in a publicly traded corporation), or other ownership interest in, any business activity competitive with GSE and will not combine or conspire with others for the purpose of organizing any such competitive business activities.

6.                                       Disclosure of and Ownership of Ideas.  Employee agrees that all ideas, improvements, inventions, discoveries, systems, techniques, formulas, devices, methods, processes, programs, designs, models, prototypes, copyrightable works, mask works, trademarks, service marks, trade dress, business slogans, and other things of value conceived, reduced to practice or made or learned by Employee, either alone or with others, while employed by GSE and for six (6) months thereafter that relate to the Company’s Business (hereinafter collectively referred to as the “Ideas”) belong to and shall remain the sole and exclusive property of GSE forever.

7.                                       Disclosure of Ideas. Further, Employee agrees to promptly and fully disclose to an officer or other designated individual of GSE such Ideas in writing.

In addition, Employee agrees, without additional compensation, to cooperate and do any and all lawful things requested by GSE necessary or useful to insure that the ownership by GSE of such Ideas is protected. This cooperation includes, but is not limited to, executing all documents required by GSE, and otherwise assisting GSE to vest title in such Ideas in GSE and to obtain, maintain and enforce for GSE’s benefit, any patents; copyrights, mask work registration, trade and service mark registrations, or other legal protection for any Ideas in any and all countries, during or after employment with GSE.

8.                                       Assignment of Ideas.  Employee hereby assigns to GSE all of Employee’s right, title and interest in and to all such Ideas and all patents, copyrights, other registrations, and applications which may be obtained as a result of the Ideas, throughout the United States and all foreign countries.

Employee agrees that no Ideas shall be regarded as having been conceived, reduced to practice, made, or learned by Employee prior to Employee’s employment, except those which have been described prior to Employee’s employment with GSE in issued patents or applications filed by or for Employee.

9.                                       GSE Records. Employee agrees that all records (either in tangible form or some type of electronic or computerized form) of GSE including but not limited to, drawings, blueprints, manuals, rolodexes, daily minders, letters, notes, notebooks, reports, sketches, formulas, graphic arts, displays, photographs, tapes, discs, memoranda, personnel records, customer lists of report, market surveys, strategies or other plans, computer programs, and similar items, bearing information, whether confidential or otherwise, relating in any way to GSE’s business or to any customer or prospective customer of GSE that the Employee prepares, develops, obtains or receives during Employee’s employment is the sole property of GSE and will remain the property of GSE (the “GSE Records”).

Employee agrees that no GSE Records, nor any part of the GSE Records are to be removed by Employee from the premises of GSE either in original form or in computerized, duplicated or copied form except with permission of an officer or other designed individual of GSE for the purpose of conducting the Company’s Business. Employee further agrees that any information contained in the GSE Records shall not be transmitted verbally or in writing or in computerized form by Employee except in the ordinary course of conducting the Company’s Business.

In addition, Employee agrees that immediately upon termination of Employee’s employment for any reason, or otherwise at any time upon GSE’s request, Employee will deliver to GSE all originals and copies of GSE’s Records which are in the Employees possession or are under Employee’s control Employee also agrees not to make or retain any copies of any of the foregoing and will so represent and certify in writing to that fact to GSE upon termination of Employee’s employment.

10.                                 Publications.  Other than for internal use within GSE, Employee shall not deliver, write, edit, or publish, or cause to be written, edited, or published, any paper, article, journal, speech or other medium of communication, concerning the Company’s Business except with prior written approval from GSE.

11.                                 Forfeiture of Benefits Upon Breach.  If, in GSE’s opinion, Employee breaches any of Employee’s obligations in this Agreement, GSE will have the right, in addition to any other remedies available to it, notwithstanding any other agreements with GSE, to terminate Employee’s employment and to terminate the further payment of any compensation and benefits to Employee, including any deferred bonus or incentive compensation.

Employee also acknowledges and agrees that if Employee breaches any of its obligations in this Agreement (except as prohibited by state or federal law), Employee forfeits all rights to severance, bridging or similar payments or business expense reimbursement otherwise owed to Employee by GSE, and Employee unconditionally agrees to refund to GSE any severance, bridging or similar payments previously made to Employee.

12.                                 Exit Interview.  Employee agrees to give a full exit interview to GSE upon termination of Employee’s employment with GSE for any reason. The Employee agrees to give a reasonable amount of advance notice of any new employment and agrees that GSE may notify anyone employing or evidencing any intention to employ Employee of the existence of this Agreement.

Further, Employee agrees, prior to accepting employment with any new employer, to inform the prospective employer of the existence of this Agreement by furnishing the prospective employer with a copy of this Agreement.

13.                                 Inadequate Remedy for Breach.  Employee acknowledges that a remedy at law for any breach by Employee of this Agreement cannot be remedied solely by the recovery of damages. Employee further consents, without the need for GSE to post bond, to a temporary restraining order and preliminary injunction which prohibits the breach of any provision in this Agreement pending a trial on the merits of this matter. Employee agrees that such injunctive relief does not waive GSE’s rights to any other remedies that may be available to GSE. Employee also agrees to reimburse GSE for its reasonable attorneys’ fees and related expenses incurred in seeking enforcement of this Agreement.

14.                                 Severabilitv.  If any provision of this Agreement is held to be invalid or unenforceable [many jurisdiction, the other provisions of this Agreement shall remain in full force and effect in such jurisdiction, and the remaining provisions of this Agreement shall be construed to effectuate the intent and purpose of the Agreement.

Employee acknowledges and agrees that it is not GSE’s intention to violate applicable law or public policy with this Agreement. If any provision of this Agreement is found by a court to be unreasonably broad or unenforceable as applied to the particular circumstances or occurrences, Employee agrees that the particular provision should nevertheless be enforceable to the extent reasonably necessary for the protection of GSE’s business interests. Employee consents to such reformation.

Employee further acknowledges and agrees that the invalidity of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

15.                                 Assignability.  GSE shall have the sole right to assign its rights, interests, and position under this Agreement.

16.                                 Entire Agreement.  This Agreement is the sole and entire agreement between Employee with respect to the subject matter herein. This Agreement cannot be varied except by the written consent of an officer of GSE and Employee. This Agreement supersedes any previous agreements, written or oral, between Employee and GSE with regard to the subject matter herein.

17.                                 Notices.  Any notices or other communications required or permitted under this Agreement shall be sufficiently given if hand delivered or sent by certified mail, return receipt requested, postage prepaid, to the addresses indicated below, or such other addresses as shall have been specified in writing by either party to the other, and any such notice or communication shall be deemed to have been given as of the date so mailed.

18.                                 Captions and Numbers.  The captions and the numbering of the paragraphs of this agreement have been inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

19.                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF TEXAS. ANY SUITS, CLAIMS, OR CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT, OR ANY BREACH THEREOF, SHALL BE BROUGHT IN A COURT ONLY IN HARRIS COUNTY, TEXAS, AND ALL OBJECTIONS TO VENUE AND PERSONAL JURISDICTION IN SUCH FORUM ARE HEREBY EXPRESSLY WAIVED.

20.                                 Employee’s Representations and Warranties.  Employee represents and warrants that Employee has full right and authority to enter into this Agreement, to fully perform the obligations hereunder.

Employee further represents that Employee is under no contractual obligations to prior employers or others related to confidential or proprietary information or to Employee’s ability to perform any duties for GSE.

GSE LINING TECHNOLOGY, LLC.		Employee:

Signature:	/s/ Carolina Perez	Signature:	/s/ Gregg Taylor
Name:	Carolina Perez	Print Name:	Gregg Taylor
Title:	Emply. Coord.	Address:	16223 Chipstead Drive
Address:	GSE Lining Technology, LLC.		Spring, TX 77379
19103 Gundle Road
Houston, TX 77073
Date:		Date:	5/24/10